UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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MEDICINOVA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 14, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MediciNova, Inc. The meeting will be held on Thursday, May 4, 2006, at 2:00 p.m. Pacific Daylight Time at The Northern Trust Tower, 4370 La Jolla Village Drive, Suite 210, San Diego, California 92122.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy to ensure that your shares will be represented. WE CANNOT ASSURE THAT YOUR SHARES WILL BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT IT IS RECEIVED BY 5:00 P.M., JAPAN STANDARD TIME, ON April 28, 2006, OR YOU ATTEND THE ANNUAL MEETING IN PERSON. A copy of our 2005 Annual Report on Form 10-K is also enclosed. Your vote is important, so please return your proxy promptly.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Yuichi Iwaki, M.D., Ph.D.
Chairman and CEO

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD May 4, 2006

To the Stockholders of MediciNova, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MediciNova, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 4, 2006, at 2:00 p.m. Pacific Daylight Time, at The Northern Trust Tower, 4370 La Jolla Village Drive, Suite 210, San Diego, California 92122 for the following purposes:

1. To elect Class II directors to serve until the 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record as of the close of business on March 6, 2006 (Japan Standard Time) are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s office, 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122, for ten days before the meeting.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the meeting, we hope that you will mark, sign, date and return the enclosed proxy so that it is received by 5:00 p.m. Japan Standard Time, on April 28, 2006. This will not limit your right to attend or vote at the meeting.

Sincerely,

Yuichi Iwaki, M.D., Ph.D.
Chairman and CEO

San Diego, California

April 14, 2006

MEDICINOVA, INC.

4350 LA JOLLA VILLAGE DRIVE, SUITE 950

SAN DIEGO, CALIFORNIA 92122

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of MediciNova, Inc., a Delaware corporation (hereinafter the “Company,” “we” or “us”), of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at The Northern Trust Tower, 4370 La Jolla Village Drive, Suite 210, San Diego, California 92122 at 2:00 p.m., Pacific Daylight Time, on Thursday, May 4, 2006 (the “Annual Meeting”) and at any adjournment or postponement thereof.

Who Can Vote

Stockholders of record at the close of business on March 6, 2006, Japan Standard Time, (the “Record Date”), are entitled to vote at the Annual Meeting. As of the close of business on that date, the Company had 100,163,856 shares of common stock, $0.001 par value (the “Common Stock”), outstanding. The presence in person or by proxy of the holders of a majority of the Company’s outstanding Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

How You Can Vote

You may vote your shares at the Annual Meeting either in person or by proxy. To vote by proxy, you must mark, date, sign and mail the enclosed proxy. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy card, the shares will be voted accordingly. If you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the two nominees for Class II director listed in this Proxy Statement and FOR the ratification of the appointment of the Company’s independent registered public accounting firm.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to the Company prior to April 28, 2006; or

•	by submitting another proxy of a later date that is properly executed.

Required Vote

Directors are elected by a plurality vote. The two nominees for Class II director who receive the most votes cast in their favor will be elected to serve as directors. The other proposal submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker which is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 14, 2006.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it so that it is received by 5:00 p.m., Japan Standard Time, on April 28, 2006 so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

The Board, as now authorized, consists of five members divided into three classes. The Class II members of the Board are scheduled for election at the Annual Meeting. The current Class II directors are Yuichi Iwaki and Daniel Vapnek; the current Class III director is John K. A. Prendergast and the current Class I directors are Jeff Himawan and Hideki Nagao. The Nominating and Corporate Governance Committee of the Board of Directors has recommended, and the Board has designated, the two nominees listed below, both of whom are incumbent directors, to be elected as Class II directors at the Annual Meeting. If elected at the Annual Meeting, each Class II director will hold office until the Annual Meeting of Stockholders in 2009 or until their successors have been duly elected and qualified. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the Board, taking into account a recommendation by the Nominating and Corporate Governance Committee, if any, to fill the vacancy.

Biographical information concerning each of the director nominees is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Yuichi Iwaki, M.D., Ph.D.	2000	56	Yuichi Iwaki co-founded MediciNova and has served as the chairman of our board of directors since our inception in September 2000, becoming Executive Chairman in July 2005. Dr. Iwaki has served as our Chief Executive Officer since March 15, 2006 and became our Acting Chief Executive Officer on September 30, 2005. Dr. Iwaki holds three professorships at the University of Southern California School of Medicine in the Departments of Urology, Surgery and Pathology and has been Director of the Transplantation Immunology and Immunogenetic Laboratory since 1992. He is also a visiting professor at the Nihon University School of Medicine, Kyushu University, Tokyo Women’s Medical University in Japan, and the University of California, Irvine School of Medicine. Prior to joining the faculty at the University of Southern California School of Medicine, Dr. Iwaki held professorships at the University of Pittsburgh School of Medicine in the departments of Surgery and Pathology from 1989 through 1991. He received both his M.D. and Ph.D. degrees from Sapporo Medical School in Sapporo, Japan. Dr. Iwaki is the author of 200 peer-reviewed publications and more than 40 book chapters. He has been advising pharmaceutical companies and venture capital funds regarding research and investment strategies for over 20 years and is a board member of several biotechnology companies, including Avigen, Inc, a Nasdaq listed biotechnology company.

Name	Served as Director Since	Age	Principal Business Experience
Daniel Vapnek, Ph.D.	2004	67	Daniel Vapnek has served as a director of MediciNova since September 2004. Dr. Vapnek is currently an adjunct professor at the University of California, Santa Barbara. From 1981 through 1999, Dr. Vapnek held various senior research positions at Amgen Inc., a biopharmaceutical company, including Senior Vice President, Research from 1988 to 1996 and Senior Consultant from 1996 to 1999. From February 1994 to May 2001, Dr. Vapnek was a member of the board of directors of Ciphergen, a Nasdaq listed biotechnology company. From October 2000 to November 2004, Dr. Vapnek served on the board of directors of Protein Pathways, a privately held biotechnology company, and served as chairman of the board and CEO from January 2002 to November 2004. Since March 2001, Dr. Vapnek has served on the board of directors of BioArray Solutions, Inc., a privately held molecular diagnostics company which Dr. Vapnek co-founded in 1996. Since February 2002, he has served on the board of directors of Avigen, Inc. and is a member of Avigen’s governance and compensation committees. Dr. Vapnek received a Ph.D. in Microbiology and a B.S. in Zoology from the University of Miami.

The Board recommends a vote “FOR” election as director each of the Class II nominees set forth above.

Biographical information concerning the Class I directors as of the Annual Meeting, who will serve until the 2008 Annual Meeting of the Stockholders, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Jeff Himawan, Ph.D.	2006	40	Jeff Himawan became a director of MediciNova in January 2006. Dr. Himawan is a Managing Director of Essex Woodlands Health Ventures, which he joined in 2001. Essex Woodland Health Ventures and its affiliates own approximately 11.8% of MediciNova’s outstanding Common Stock. Prior to joining Essex Woodlands Health Ventures, Dr. Himawan was Managing Director and Co-founder of Seed-One Ventures, where he managed the early corporate development of Elusys Therapeutics and Sensatex. Prior to Seed-One, he was a scientist in academic and industrial settings. Dr. Himawan holds a B.S. in biology from the Massachusetts Institute of Technology and a Ph.D. in biological chemistry and molecular pharmacology from Harvard University.

Hideki Nagao	2004	49	Hideki Nagao has served as a director of MediciNova since September 2004. Since 1980, he has been employed by the Development Bank of Japan. Mr. Nagao is currently Director General, Department for Technology and Growth Business at the Development Bank of Japan. He graduated from the Faculty of Law of the University of Tokyo.

Biographical information concerning the Class III director as of the Annual Meeting, who will serve until the 2007 Annual Meeting of Stockholders, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
John K.A. Prendergast, Ph.D.	2004	52	John K.A. Prendergast has served as a director of MediciNova since September 2004. Since 1993, he has served as President of SummerCloud Bay Inc., an independent consulting firm providing services to the biotechnology industry. Dr. Prendergast is a co-founder and director of Avigen, Inc., a Nasdaq listed company, where currently he is chairman of the audit, governance and compensation committees. Dr. Prendergast is a co-founder and currently chairman of the board of directors of Palatin Technologies, Inc., whose shares trade on the American Stock Exchange, and AVAX Technologies, Inc., an over-the-counter traded company, and is currently serving as the executive chairman of the board of directors of Antyra, Inc., a privately held biopharmaceutical company. Dr. Prendergast received B.Sc., M.Sc. and Ph.D. degrees from the University of New South Wales, Sydney, Australia and a C.S.S. in Administration and Management from Harvard University.

Board Meetings and Committees

The Board held eight meetings during the year ended December 31, 2005. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors serve.

Independent Directors and Audit Committee

The Board believes that a majority of the Board members should be independent directors. The Board also believes that it is useful and appropriate to have members of management, including the Chief Executive Officer, as directors. The Board has determined that each of Drs. Prendergast and Vapnek and Mr. Nagao is an independent director as defined by the listing standards of the Nasdaq Marketplace Rules (the “Nasdaq Rules”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

The members of the Audit Committee each meet the independence standards established by the SEC for audit committees. Although each member of the Audit Committee has been selected by the Board based on its determination that the Audit Committee members are fully qualified to monitor the performance of management, the public disclosures by the Company of its financial condition and results of operations, its internal controls over financial reporting and the performance of its independent auditors, as well as to analyze and evaluate its financial statements, the Board has determined that none of the members of the Audit Committee meets all of the criteria set forth in the SEC rules to qualify as an “audit committee financial expert.” The Board has determined that it is appropriate for the Audit Committee not to have an “audit committee financial expert” at this time because the Company’s financial statements are not overly complex, given the current stage of its development, and because the Company does not currently have any meaningful revenue.

Board Committees and Charters

The Board has three standing committees which were formed in September 2004 in anticipation of our initial public offering: the Audit Committee, the Compensation Committee and the Nominating and Corporate

Governance Committee. The Board appoints the members and chairpersons of these committees. Each member of these committees is an independent director in accordance with the Nasdaq Rules and the rules and regulations of the SEC. Each committee has a written charter approved by the Board. Copies of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee Charters are available on the Company’s website at www.medicinova.com. The members of each committee, the number of meetings held during the last fiscal year, and the functions of each committee are set forth below:

Audit Committee

Members:	Dr. Prendergast (Chairman) Dr. Vapnek Mr. Nagao

Number of Meetings:	Four

Functions:	The Audit Committee assists the Board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by the Company’s independent registered public accounting firm and reviewing its reports regarding the Company’s accounting practices and systems of internal accounting controls. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm and for ensuring that such firm is independent of management.

Compensation Committee

Members:	Dr. Prendergast (Chairman) Dr. Vapnek Mr. Nagao

Number of Meetings:	Two

Functions:	The Compensation Committee determines the Company’s general compensation policies and practices. The Compensation Committee reviews and approves compensation packages for the Company’s officers and, based upon such review, recommends overall compensation packages for the officers to the Board. The Compensation Committee also reviews and determines equity-based compensation for the Company’s directors, officers, employees and consultants and administers the Company’s stock option plans.

Nominating and Corporate Governance Committee

Members:	Dr. Prendergast (Chairman) Dr. Vapnek Mr. Nagao

Number of Meetings:	One

Functions:	The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board and for overseeing the Company’s corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.

Director Nominations

The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election.

The Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for a majority of the members of the Board to meet the definition of “independent director” under the Nasdaq Rules. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate a director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the board or other event, the Nominating and Corporate Governance Committee will consider various candidates for Board membership, including those suggested by the Nominating and Corporate Governance Committee members, by other Board members, by any executive search firm engaged by the Nominating and Corporate Governance Committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board should notify any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate. Once a slate of candidates is chosen by the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee recommends the candidates to the entire Board, and the Board then determines whether to recommend the slate to the stockholders.

In addition, the Company’s bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the Company’s annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Company and otherwise comply with the provisions of the Company’s bylaws. Information required by the Company’s bylaws to be in the notice include: the name, contact information and share ownership information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section. The Nominating and Corporate Governance Committee may also require any proposed nominee to furnish such other information as may reasonably be required by the Nominating and Corporate Governance Committee to determine the eligibility of such proposed nominee to serve as director of the Company. The recommendation should be sent to: MediciNova, Inc., Nominating and Corporate Governance Committee, 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122. You can obtain a copy of the Company’s bylaws by writing to the Company at this address.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to: Yuichi Iwaki, M.D., Ph.D., Chairman and CEO, MediciNova, Inc., 4350 La Jolla Village Drive, Suite 950, San Diego,

California 92122. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. Dr. Iwaki will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Director Compensation

The Company pays its non-employee board members the following fees related to their service on the Board, assuming that they attend at least 80% of the meetings of the Board or the committees on which they are members:

•	an initial fee of $20,000 upon first becoming a member of the Board; and

•	an annual retainer of $20,000.

In addition to the compensation described above, Dr. Prendergast and Dr. Vapnek were paid $13,750 and $6,250, respectively, for special services rendered to us in the last quarter of 2005 related to the transition of our CEO.

Mr. Nagao was prohibited by the terms of his employment arrangements with the Development Bank of Japan from receiving any compensation for his services as a member of the Board during 2005. As of January 1, 2006, Mr. Nagao became eligible to receive compensation for his services as a member of the Board. In the event that a Board member attends less than 80% of such meetings, the board member would receive 25% of the cash compensation he or she would otherwise receive.

In addition, our non-employee, non-consultant directors receive nondiscretionary, automatic grants of nonstatutory stock options. A non-employee director is granted automatically an initial option to purchase 10,000 shares upon first becoming a member of the Board. The initial option is fully vested at the time of grant. Immediately after each of our regularly scheduled annual meetings of stockholders, each non-employee director is granted automatically a nonstatutory option to purchase 10,000 shares of our Common Stock, provided the director has served on the Board for at least six months. Each annual option vests and becomes fully exercisable on the date which is six months after the date of the grant. The options granted to non-employee directors have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant and become fully vested if we are subject to a change of control. Mr. Nagao did not receive any grants of stock option during 2005 as a consequence of his employment arrangements with the Development Bank of Japan. Effective January 1, 2006, Mr. Nagao became eligible to receive stock option grants.

In January 2006, each non-employee, non-consultant director was granted a one-time option to purchase 200,000 shares of our Common Stock at 100% of the fair market value of the underlying shares on the date of grant. These options were immediately vested as to 100,000 shares and the remaining 100,000 shares will vest quarterly over the subsequent four years.

We reimburse our directors for reasonable expenses incurred in connection with attendance at Board and committee meetings.

Compensation Committee Interlocks and Insider Participation

Drs. Prendergast and Vapnek and Mr. Nagao have served as members of the Compensation Committee since the IPO. It is expected that Dr. Vapnek will continue to serve as a member of the Compensation Committee following his re-election as a director. None of the members of the Compensation Committee at any time has been one of our officers or employees. No interlocking relationship exists, or has existed in the past, between the Board or Compensation Committee and the board of directors or compensation committee of any other entity.

PROPOSAL TWO:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board has selected the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. Although stockholder ratification of the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise, the Company is submitting the selection of Ernst & Young to its stockholders for ratification to permit stockholders to participate in this important corporate decision. A representative of Ernst & Young is expected to be present at the Annual Meeting to respond to questions and will have the opportunity to make a statement if he or she desires to do so.

Principal Accountant Fees and Services

The following table presents fees for professional audit services paid by the Company for professional services rendered by Ernst & Young for the fiscal years ended December 31, 2005 and 2004.

	Fiscal Year Ended December 31,
	2005	2004
Audit Fees (1)	$75,000	$80,267
Audit-Related Fees (2)	143,679	328,694
Tax Fees (3)	7,150	3,850
All Other Fees (4)	3,500	—

Total	$229,329	$412,811

(1)	Audit Fees were for professional services rendered for the audit of our financial statements and services normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees consisted of fees paid for services rendered in connection with the IPO, quarterly reviews and financial reporting standard guidance.
(3)	Tax Fees were for professional services for federal, state and international tax compliance.
(4)	All Other Fees were for services other than the services reported above.

Determination of Independence

The Audit Committee has determined that the fees received by Ernst & Young for the non-audit related services listed above are compatible with maintaining the independence of Ernst & Young.

Pre-Approval Policy and Procedures

It is the Company’s policy that all audit and non-audit services to be performed by the Company’s principal accountants be approved in advance by the Audit Committee. The Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any service that such firm would be prohibited from providing under applicable securities laws or Nasdaq requirements. In assessing whether to approve use of the independent registered public accounting firm for permitted non-audit services, the Audit Committee tries to minimize relationships that could appear to impair the objectivity of such firm. The Audit Committee will approve permitted non-audit services by the independent registered public accounting firm only when it will be more effective or economical to have such services provided by such firm. During the fiscal year ended December 31, 2005, all audit and non-audit services performed by the Company’s independent registered public accounting firm were approved in advance by the Audit Committee or the Board.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Audit Committee will review its future selection of the Company’s independent registered public accounting firm but will not be required to select a different independent registered public accounting firm for the Company.

The Board recommends a vote “FOR” ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 31, 2006 as to shares of Common Stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our Common Stock, (ii) each of our directors, (iii) each of our executive officers named under “Executive Compensation—Summary Compensation Table,” and (iv) all of our directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. The percentage of Common Stock beneficially owned is based on 98,805,856 shares outstanding as of January 31, 2006. In addition, shares issuable pursuant to options and warrants which may be exercised within 60 days of January 31, 2006 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individual.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
Tanabe Holding America, Inc. (2)	10,000,000	10.12%
Essex Woodlands Health Ventures Fund VI, L.P. (3)	11,813,704	11.94%
Entities Affiliated with JAFCO Co., Ltd. (4)	7,000,000	7.08%
Entities Affiliated with Aqua RIMCO Ltd. (5)	5,855,556	5.93%
Takashi Kiyoizumi, M.D., Ph.D. (6)	6,678,286	6.35%
Directors and Executive Officers:
Yuichi Iwaki, M.D., Ph.D. (7)	6,694,953	6.36%
John K. A. Prendergast, Ph.D. (8)	120,000	*
Daniel Vapnek, Ph.D. (8)	120,000	*
Hideki Nagao (8)	100,000	*
Jeff Himawan, Ph.D. (9)	11,813,704	11.94%
Richard E. Gammans, Ph.D. (8)	353,333	*
Kenneth W. Locke, Ph.D. (8)	438,333	*
Joji Suzuki, M.D., Ph.D. (8)	223,750	*
Shintaro Asako, CPA (8)	6,250	*
All directors and executive officers as a group (9 persons)	19,870,323	18.62%

*	Amount represents less than 1% of the outstanding shares of the Company’s common stock.
(1)	Unless otherwise noted, the address of each beneficial owner listed in the table is c/o MediciNova, Inc., 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122. Except as indicated by footnote, and subject to community property laws where applicable, the beneficial owner has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)	The principal business address for Tanabe Holding America, Inc. is 401 Hackensack Avenue, 10th Floor, Hackensack, New Jersey 07601. We have been advised by Tanabe Holding America, Inc. that Messrs. Norihito Ujino and Masashi Kubo, Chief Executive Officer and Chief Financial Officer, respectively, of Tanabe Holding America, Inc., have voting and investment power over shares held by Tanabe Holding America, Inc.; however, prior to voting or investing our shares, the approval of the board of directors of Tanabe Seiyaku Co., Ltd. (Tanabe Holding America, Inc.’s Japanese parent) must be obtained.
(3)	Reflects 11,703,704 shares owned by Essex Woodland Health Ventures Fund VI, L.P., and 110,000 shares subject to stock options exercisable as of January 31, 2006. The principal business address for Essex Woodlands Health Ventures Fund VI, L.P. is 435 Tasso Street, Suite 305, Palo Alto, California 94301. We have been advised by Essex Woodlands Health Ventures, general partner of Essex Woodlands Health Ventures Fund VI, L.P., that up to 12 persons who are partners of Essex Woodlands Health Ventures have voting and investment power over shares held by Essex Woodlands Health Ventures Fund VI, L.P. At least a majority of those voting is required for an investment decision, and, in practice, the decisions are almost always made pursuant to a unanimous vote.

(4)	Represents 4,200,000 shares held by JAFCO G-(9)(A) Venture Capital Investment Limited Partnership and 2,800,000 shares held by JAFCO G-(9)(B) Venture Capital Investment Limited Partnership, each such entity a subsidiary of JAFCO Co., Ltd. The principal business address for JAFCO Co., Ltd. is Tekko Building, 1-8-2 Marunouchi, Chiyoda-ku, Tokyo 100-0005, Japan. We have been advised by JAFCO Co., Ltd. that Messrs. Tomio Kezuka, Executive Vice President and Chief Operating Officer, and Toshiaki Itoh, President and Chief Executive Officer, of JAFCO Co., Ltd., have voting and investment power over shares held by JAFCO G-(9)(A) Venture Capital Investment Limited Partnership and JAFCO G-(9)(B) Venture Capital Investment Limited Partnership; however, prior to voting or investing our shares, the approval of JAFCO Co., Ltd.’s investment committee must be obtained.
(5)	Represents 300,000 shares held by Aqua RIMCO Biotechnology No. 1 Investment Partnership, 5,246,914 shares held by Aqua RIMCO Biotechnology No. 2 Investment Partnership and 308,642 shares held by ABP No. 2 Investment Partnership. Aqua RIMCO Ltd. is a general partner of each of these three entities. The principal business address for Aqua RIMCO Ltd. is 1-1-7 Uchisaiwaicho, Daiwa Seimei Bldg. 22Fl, Tokyo, 100-0011, Japan. We have been advised by Aqua RIMCO Ltd., general partner of Aqua RIMCO Biotechnology No. 1 Investment Partnership, Aqua RIMCO Biotechnology No. 2 Investment Partnership and ABP No. 2 Investment Partnership, that Mr. Yoshihiko Takamiya, President of Aqua RIMCO Ltd., has voting and investment power over shares held by the above-referenced Aqua RIMCO Ltd. affiliates; however, prior to voting or investing our shares, the approval of Aqua RIMCO Ltd.’s investment committee must be obtained.
(6)	Represents 250,000 shares held by Takashi Kiyoizumi and 6,428,286 shares subject to a warrant held by Dr. Kiyoizumi that currently is exercisable.
(7)	Includes 250,000 shares held by Yuichi Iwaki, 6,428,286 shares subject to a warrant that currently is exercisable and 16,667 shares subject to stock options exercisable within 60 days of January 31, 2006.
(8)	Reflects shares subject to stock options exercisable within 60 days of January 31, 2006.
(9)	Reflects 11,703,704 shares owned by Essex Woodland Health Ventures Fund VI, L.P., of which Dr. Himawan serves as Managing Director and 110,000 shares subject to stock options exercisable as of January 31, 2006. Dr. Himawan has named Essex Woodlands Health Ventures as the designee to receive any options Dr. Himawan receives in his capacity as directors. Dr. Himawan disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

EXECUTIVE OFFICERS

The following is a brief description of the present and past business experience of each of our executive officers who is not also currently serving as a director or being nominated to serve as a director.

Name	Position	Age	Principal Business Experience
Richard E. Gammans, Ph.D.	Chief Development Officer	56

Richard E. Gammans served as our Executive Vice President, Clinical Research from June 2004, when he joined MediciNova, to May 2005, when he was promoted to Chief Development Officer. From June 2000 to June 2004, he was Executive Vice President, Research and Development at Incara Pharmaceuticals, a public biopharmaceutical company where he was the executive officer responsible for research, development and regulatory affairs, a member of the corporate controls committee and the executive financing and business development team. From March 1994 to May 2000 he was Senior Vice President, Clinical Research at Interneuron Pharmaceuticals, where he directed the company’s clinical development programs in stroke and anxiety disorders. Prior to joining Interneuron, Dr. Gammans spent 14 years at Bristol-Myers Squibb, where he began as a Senior Scientist and progressed through a series of increasingly more senior positions in toxicology, clinical pharmacology and clinical research and responsibility as Global Project Director for the anti-depressant, Serzone. Dr. Gammans received M.S. and Ph.D. degrees from the University of Georgia School of Pharmacy and holds an M.S. in Management from Purdue University.

Kenneth W. Locke, Ph.D.	Chief Business Officer	49

Kenneth W. Locke has worked for MediciNova since inception in 2000 in the capacities of Vice President, Research; Senior Vice President, Development Operations & Drug Discovery; and became Senior Vice President, Portfolio Management in June 2004. Dr. Locke was promoted to Chief Business Officer in November 2005. Dr. Locke was formerly Vice President of Research at Tanabe Research Laboratories U.S.A., Inc. where he worked since May 2000. Prior to joining Tanabe Research Laboratories, Dr. Locke served as Executive Director, Pre-clinical Development at Interneuron Pharmaceuticals, Inc. He joined Interneuron in 1989 as Manager, Behavioral Neuroscience, taking on positions of increasing responsibility over the next 11 years. Earlier in his career, Dr. Locke headed Hoechst-Roussel Pharmaceuticals’ laboratories for analgesics and anti-inflammatory research as well as Alzheimer’s disease. Dr. Locke holds an Adjunct Associate Professorship of

Name	Position	Age	Principal Business Experience
			Pharmacology at Massachusetts College of Pharmacy and Allied Health Sciences. Dr. Locke earned an M.S. and Ph.D. in Pharmacology from Emory University School of Medicine.

Joji Suzuki, M.D., Ph.D.	Senior Vice President, Finance and Administration	43

Joji Suzuki served as our Senior Director, Finance from May 2004 to September 2004, when he became Vice President, Finance. Dr. Suzuki was promoted to Senior Vice President, Finance and Administration in November 2005. He was formerly Senior Analyst of HSBC Securities Ltd. where he was responsible for the pharmaceutical sector in the Japanese equity market since September 2001. Prior to joining HSBC Securities, he served as Manager, Portfolio Management at the Corporate Planning Office of Nippon Roche K.K., a subsidiary of F. Hoffmann-La Roche, where he was engaged in various R&D projects and corporate decision-making as a member of the Portfolio Strategy Board since January 1999. Dr. Suzuki began his career as a clinician at Keio University School of Medicine in 1988 where he earned his M.D. and Ph.D. He practiced in the arena of Plastic Surgery and Orthopedic Surgery, and researched Healthcare Economics. He holds a Master of Business Administration from INSEAD.

Shintaro Asako, CPA	Vice President, Accounting and Administration	31	Shintaro Asako, CPA, was appointed as our Vice President, Accounting and Administration in November 2005 and served as our Vice President, Accounting and Financial Reporting from July 2005 to September 2005. Mr. Asako became our Vice President, Accounting and Administration in November 2005. From October 2004 to July 2005, Mr. Asako was an audit senior manager at KPMG LLP, where he provided a variety of audit and business consulting services to multinational clients and industries including pharmaceutical, manufacturing, distribution and freight-forwarding and transportation. Mr. Asako was also responsible for the development and expansion of KPMG’s Japanese practice in the Orange County and San Diego areas. Prior to becoming audit senior manager, Mr. Asako held the positions of supervisory senior auditor from June 2002 to March 2003 and audit manager from April 2003 to September 2004. Before joining KPMG, he spent four years with Arthur Andersen LLP providing audit and tax advisory services. Mr. Asako is a graduate of the Leventhal School of Accounting at the University of Southern California. Mr. Asako is a certified public accountant of the state of California and a member of the American Institute of Certified Public Accountants.

EXECUTIVE COMPENSATION

The following table summarizes all compensation for all services rendered in all capacities to us during the three fiscal years ended December 31, 2005, 2004 and 2003 earned by each person who served as our chief executive officer during 2005 and by our four other most highly compensated executive officers, which we refer to collectively as the named executive officers, whose total annual salary and bonus exceeded $100,000. The compensation described in this table does not include medical, group life insurance or other benefits which are generally available to all of our salaried employees.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)
Yuichi Iwaki, M.D., Ph.D. Chairman and Chief Executive Officer (1)	2005 2004 2003	240,000 240,000 190,000	80,000 120,000 —	— — —		— — —

Takashi Kiyoizumi, M.D., Ph.D. President and Chief Executive Officer and Chief Financial Officer (2)	2005 2004 2003	289,811 324,338 316,663	— 147,184 47,500	— — —		— — —

Richard E. Gammans, Ph.D. Chief Development Officer (3)	2005 2004	248,541 239,000	80,000 59,750	35,768 16,474	(4) (4)	1,000,000 160,000

Kenneth W. Locke, Ph.D. Chief Business Officer (5)	2005 2004 2003	223,525 215,222 210,000	75,000 62,966 42,000	— — —		750,000 120,000 —

Joji Suzuki, M.D., Ph.D. Senior Vice President, Finance and Administration (6)	2005 2004	203,333 200,000	65,000 50,000	— —		750,000 130,000

Shintaro Asako, CPA Vice President, Accounting and Administration (7)	2005	68,637	30,000	15,266	(4)	500,000

(1)	Dr. Iwaki became Chief Executive Officer on March 15, 2006, after serving as Acting Chief Executive Officer since September 30, 2005. The compensation shown reflects amounts earned by Dr. Iwaki for his service to us in his capacities as Executive Chairman and as Acting Chief Executive Officer and Acting Chief Financial Officer. Dr. Iwaki is being compensated at the annual rate of $350,000 in 2006.
(2)	Dr. Kiyoizumi agreed to resign as President and Chief Executive Officer, Chief Financial Officer and as a Director effective September 30, 2005. The amounts shown for 2005 reflect amounts earned by Dr. Kiyoizumi while he was an executive officer. Dr. Kiyoizumi is a party to an Employment Agreement which provided for continuation of salary, bonus and health benefits, among other things, for a period of 12 months in the event of his termination of employment. In addition to the amounts reflected above, we have paid or will pay to Dr. Kiyoizumi, in accordance with his Employment Agreement, post-termination compensation as follows: aggregate salary in the amount of $335,284; a pro-rated 2005 bonus of $80,468 and a 2006 bonus of $79,164.
(3)	Dr. Gammans joined us in 2004 and was promoted to Chief Development Officer from Executive Vice President, Clinical Research, on May 2, 2005. Dr. Gammans is being paid salary at the annual rate of $280,000 in 2006.
(4)	Represents allowance for moving and housing expenses.
(5)	Dr. Locke is being paid salary at the annual rate of $245,000 in 2006.

(6)	Dr. Suzuki is being paid salary at the annual rate of $235,000 in 2006.
(7)	Mr. Asako joined us in 2005. The amounts shown for 2005 reflect amounts earned by Mr. Asako since he became an executive officer of the Company. He is being paid salary at the annual rate of $160,000 in 2006.

Stock Options

The following tables summarize option grants and exercises during the year ended December 31, 2005 to or by our named executive officers, and the value of the options held by such persons as of December 31, 2005, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate or projection of the future common stock price. There can be no assurance that any of the values reflected in the table will be achieved. We have not granted any stock appreciation rights.

From September 2000 through December 31, 2005, we granted options to purchase up to an aggregate of 4,724,167 shares, net of cancellations, under our 2000 General Stock Incentive Plan and our 2004 Stock Incentive Plan. All options were granted at exercise prices at or above the fair market value of our common stock on the date of grant, as determined in good faith by our board of directors. These options generally vest over four years.

Option Grants in Fiscal 2005

	Individual Grants
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted in Fiscal Year (%) (1)	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name					5% ($)	10% ($)
Yuichi Iwaki, M.D., Ph.D.	—	—	—	—	—	—
Takashi Kiyoizumi, M.D., Ph.D.	—	—	—	—	—	—
Richard E. Gammans, Ph.D. (3)	200,000	5.7	1.38	12/11/15	92,130	310,186
Richard E. Gammans, Ph.D. (4)	300,000	8.5	2.34	12/11/15	—	177,279
Richard E. Gammans, Ph.D. (4)	500,000	14.2	3.31	12/11/15	—	—
Kenneth W. Locke, Ph.D. (5)	150,000	4.3	1.38	12/11/15	69,098	232,639
Kenneth W. Locke, Ph.D. (6)	225,000	6.4	2.34	12/11/15	—	132,959
Kenneth W. Locke, Ph.D. (6)	375,000	10.7	3.31	12/11/15	—	—
Joji Suzuki, M.D., Ph.D. (7)	150,000	4.3	1.38	12/11/15	69,098	232,639
Joji Suzuki, M.D., Ph.D. (8)	225,000	6.4	2.34	12/11/15	—	132,959
Joji Suzuki, M.D., Ph.D. (8)	375,000	10.7	3.31	12/11/15	—	—
Shintaro Asako, CPA (9)	100,000	2.8	1.38	12/11/15	46,065	155,093
Shintaro Asako, CPA (10)	150,000	4.3	2.34	12/11/15	—	88,639
Shintaro Asako, CPA (10)	250,000	7.1	3.31	12/11/15	—	—

(1)	The percentage of total options granted is based on a total of 3,520,000 options granted in fiscal 2005.
(2)	Potential realizable value is based upon the closing price of our Common Stock on the Osaka Securities Exchange on December 30, 2005. Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts per share representing hypothetical gains are those that could be achieved if options are exercised at the end of the option term (assuming continued employment with us). The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the SEC based upon the market price of our Common Stock on December 30, 2005 of $1.13 per share and do not represent our estimate or projection of the future stock price.

(3)	The option grants for Dr. Gammans vest immediately.
(4)	The option grants for Dr. Gammans vest in equal monthly installments over four years.
(5)	The option grants for Dr. Locke vest immediately.
(6)	The option grants for Dr. Locke vest in equal monthly installments over four years.
(7)	The option grants for Dr. Suzuki vest immediately.
(8)	The option grants for Dr. Suzuki vest in equal monthly installments over four years.
(9)	The option grants for Mr. Asako vest immediately.
(10)	The option grants for Mr. Asako vest in equal monthly installments over four years.

Aggregated Option Exercises in Fiscal 2005 and 2005 Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Options at December 31, 2005 (#)		Value of Unexercised In-the-Money Options at December 31, 2005 ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Yuichi Iwaki, M.D., Ph.D.	—	—	—	—	—	—
Takashi Kiyoizumi, M.D., Ph.D.	—	—	—	—	—	—
Richard E. Gammans, Ph.D.	—	—	276,667	883,333	7,800	13,000
Kenneth W. Locke, Ph.D.	—	—	375,000	675,000	27,625	11,375
Joji Suzuki, M.D., Ph.D.	—	—	211,458	668,542	6,365	10,535
Shintaro Asako, CPA	—	—	—	500,000	—	—

(1)	Calculated using the fair market value of the underlying securities at December 30, 2005 based upon the closing price on the Osaka Securities Exchange of $1.13 per share, minus the exercise price.

Consulting and Employment Agreements

Consulting Arrangement with Yuichi Iwaki, M.D., Ph.D.

Our board of directors approved an arrangement in September 2001 to engage Dr. Yuichi Iwaki, chairman of the board, as a consultant in connection with financing transactions and business development activities. In November 2003, we amended the arrangement and in November 2004, we further amended the arrangement pursuant to a consulting agreement dated as of November 22, 2004. Pursuant to such consulting agreement, we paid Dr. Iwaki $20,000 per month plus other cash or stock compensation, if any, as the board of directors deems appropriate for his services rendered. While the consulting arrangement was not amended at the time Dr. Iwaki undertook duties as Acting Chief Executive Officer on September 30, 2005, or as Chief Executive Officer on March 15, 2006, the board of directors increased this compensation to the annual rate of $350,000 effective January 1, 2006.

Employment Agreement with Richard E. Gammans, Ph.D.

On June 14, 2004, we entered into an employment agreement with Richard E. Gammans, our Chief Development Officer. Dr. Gammans was promoted to Chief Development Officer in May 2005. Prior to that he served as Executive Vice President, Clinical Research. Pursuant to the agreement, Dr. Gammans is required to devote his entire business time, attention, energies, skills, learning and best efforts to further our interests and may not engage in any outside activities that compete in any way with our business. Dr. Gammans is an “at will” employee, but both he and MediciNova are required to give three months’ written notice to terminate the agreement. However, in lieu of the three months’ written notice, we may provide Dr. Gammans with an amount equal to three-fourths of his annual base salary.

The agreement provides that Dr. Gammans’ annual base salary will be $239,000, which amount was increased by our board of directors to $280,000 for 2006. Such base salary may be adjusted each year by an amount mutually agreed upon by our board of directors and Dr. Gammans. In addition, Dr. Gammans may receive incentive bonuses at the discretion of our board of directors. The agreement also provides that if Dr. Gammans’ employment is terminated, we have the option to engage Dr. Gammans as a consultant on a quarterly basis. Compensation for each quarter of consulting services would be equal to 15% of Dr. Gammans’ annual base salary.

The agreement provides that Dr. Gammans may not disclose our confidential and proprietary information and must assign to us any inventions or other proprietary information discovered during his employment with us.

Employment Agreement with Kenneth W. Locke, Ph.D.

On September 26, 2000, we entered into an employment agreement with Kenneth W. Locke, our Chief Business Officer. Dr. Locke was promoted to Chief Business Officer in November 2005. On June 1, 2004, Dr. Locke was appointed Senior Vice President, Portfolio Management. A letter dated July 30, 2003 from us to Dr. Locke sets forth a new title and an increase in salary. Pursuant to the agreement, Dr. Locke is required to devote his entire business time, attention, energies, skills, learning and best efforts to further our interests and may not engage in any outside activities that compete in any way with our business. Dr. Locke is an “at will” employee, but both he and MediciNova are required to give six months’ written notice to terminate the agreement. However, in lieu of the six months’ notice, we may provide Dr. Locke with an amount equal to one-half of his annual base salary.

The July 30, 2003 letter provides that Dr. Locke’s annual base salary shall be $210,000, which amount was increased by our board of directors to $245,000 for 2006. Such base salary may be adjusted each year by an amount mutually agreed upon by our board of directors and Dr. Locke. In addition, Dr. Locke may receive incentive bonuses at the discretion of our board of directors. The agreement also provides that if Dr. Locke’s employment is terminated, we have the option to engage Dr. Locke as a consultant on a quarterly basis. Compensation for each quarter of consulting services would be equal to 15% of Dr. Locke’s annual base salary.

The agreement provides that Dr. Locke may not disclose our confidential and proprietary information and must assign to us any inventions or other proprietary information discovered during his employment with us.

Employment Agreement with Joji Suzuki, M.D., Ph.D.

On April 26, 2004, we entered into an employment letter agreement effective as of May 10, 2004 with Joji Suzuki, our Senior Vice President, Finance and Administration. Dr. Suzuki was promoted to Senior Vice President, Finance and Administration in November 2005. Prior to that he served as Vice President, Finance. Our board of directors approved an amendment to the terms of Dr. Suzuki’s employment on September 15, 2004 to establish his title and increased salary. Pursuant to the agreement, Dr. Suzuki is required to exercise his specialized expertise, independent judgment and discretion to provide us with high quality services and may not engage in any outside activities that compete in any way with our business. Dr. Suzuki is an “at will” employee, but we are required by Japanese law to give 30 days’ written notice to terminate the agreement. However, in lieu of the 30 days’ notice, we may provide Dr. Suzuki with an amount equal to 30 days’ pay. Dr. Suzuki is required to give us eight weeks’ notice of any intention to terminate his employment with us. If we terminate Dr. Suzuki’s employment without cause, we will provide him with six months’ severance pay, which will be cancelled upon Dr. Suzuki’s finding new employment.

The agreement provides that Dr. Suzuki’s annual base salary shall be $180,000, which amount was increased by our board of directors to $235,000 for 2006. Such base salary will be reviewed by our board of directors each year and may be changed from time to time upon reasonable notice. In addition, Dr. Suzuki may receive incentive bonuses at the discretion of our board of directors. The agreement also provides that Dr. Suzuki will receive a benefits adjustment of $15,000, to be divided and paid monthly. In addition, as required by Japanese law, we will pay for 50% of the premium cost for Japanese workers’ compensation, unemployment and pension and welfare benefits for Dr. Suzuki.

The agreement provides that Dr. Suzuki may not disclose our confidential and proprietary information and must assign to us any inventions or other proprietary information discovered during his employment with us.

Employment Agreement with Shintaro Asako, CPA

We entered into an Employment Agreement effective July 18, 2005 with Shintaro Asako, CPA, Vice President, Accounting and Administration. Pursuant to the agreement, Mr. Asako is required to exercise his specialized expertise, independent judgment and discretion to provide us with high quality services and may not engage in any outside activities that compete in any way with our business. The agreement provides for an annual salary at the rate of $150,000, which amount was increased by the board of directors to $160,000 for 2006. Mr. Asako is an “at will” employee, but both we and Mr. Asako are required to give three months’ written notice to terminate the agreement. However, in lieu of the three months’ notice, we may provide Mr. Asako with an amount equal to one-half of his annual base salary.

The agreement also provides that if Mr. Asako’s employment is terminated, we have the option to engage him as a consultant on a quarterly basis. Compensation for each quarter of consulting services would be equal to 15% of Mr. Asako’s annual base salary.

EQUITY INCENTIVE PLANS

We maintain various equity incentive plans designed to attract and retain the services of individuals essential to our long term growth and success. These plans consist of the 2000 General Stock Incentive Plan and the 2004 Stock Incentive Plan. No new option grants may be issued under the 2000 General Stock Incentive Plan.

The following table provides information as of December 31, 2005 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders(1)	3,520,000	$2.63	16,780,000
Equity Compensation Plans Not Approved by Stockholders(2)	1,204,167	$1.00	—
Warrants(3)	13,356,572	$0.13	—

Total	18,080,739	$0.68	16,780,000

(1)	Consists solely of the 2004 Stock Incentive Plan, effective as of February 4, 2005.
(2)	Consists solely of the 2000 General Stock Incentive Plan which was terminated upon the completion of our IPO on February 4, 2005 and the remaining 450,000 shares available for future grant under this plan were cancelled.
(3)	Consists of warrants not approved by stockholders issued to founders and BioVen Advisory, Inc.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD ON EXECUTIVE COMPENSATION

The Compensation Committee consists of three independent directors. The Compensation Committee is responsible for developing and monitoring compensation arrangements for the executive officers of the Company, administering the Company’s stock option plans and other compensation plans and performing other activities and functions related to executive compensation as may be assigned from time to time by the Board of Directors (the “Board”). The performance criteria for the Chief Executive Officer (the “CEO”) and other executive officers for fiscal 2005 was established by the Board.

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation of the Company’s executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives. It is the Compensation Committee’s philosophy to align the interests of the Company’s stockholders and management by integrating compensation with the Company’s annual and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, the Company intends to offer a total compensation package competitive with companies in the specialty pharmaceutical industries, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. The components of executive officer compensation consist of base salary, bonus and stock options, which are discussed separately below.

The Company generally intends to qualify executive compensation for deductibility without limitation under Section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1.0 million per year. The Company does not expect that the non-exempt compensation to be paid to any of its executive officers for fiscal 2004 as calculated for purposes of Section 162(m) will exceed the $1.0 million limit.

Executive Officer Base Salary

The Compensation Committee reviews salaries recommended by the CEO for executive officers other than the CEO, and based upon such review approves salaries and raises for such executive officers and makes a recommendation to the entire Board for approval of these salaries. The Compensation Committee sets the salary level of each executive officer on a case by case basis, taking into account the individual’s level of responsibilities and performance. The Compensation Committee also considers market information and the base salaries and other incentives paid to executive officers of other similarly sized companies within the Company’s industry.

Executive Officer Bonuses

The Compensation Committee believes that a portion of executive officer compensation should be contingent upon the Company’s performance and an individual’s contribution to the Company’s success in meeting corporate and financial objectives. Bonuses paid during fiscal 2005 were determined on a case-by-case basis. For officers other than the CEO, the Compensation Committee evaluated each executive officer with the CEO to determine the bonus for the fiscal year, which was based on individual and corporate performance criteria, taking into account economic and industry conditions. The Compensation Committee approved the executive officer bonuses and then recommended them to the Board, where they were approved by the entire Board.

Stock Option Grants

The Compensation Committee administers the Company’s 2004 Stock Incentive Plan for executive officers, employees, consultants and outside directors, under which it grants options to purchase the Company’s Common Stock with an exercise price equal to the fair market value of a share of the Common Stock on the date of grant. The Compensation Committee believes that providing executive officers who have responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock aligns the interests of the Company’s executive officers with those of its stockholders and promotes retention of key personnel, which is also in the best interest of the stockholders. Accordingly, the Compensation Committee, when reviewing executive officer compensation, also considers stock option grants as appropriate. At its discretion, the Compensation Committee may also grant options based on individual and corporate achievements from time to time. Grants made to the CEO and other executive officers of the Company are approved by the Compensation Committee and then recommended for approval by the Compensation Committee to the entire Board. The Compensation Committee determines the number of shares underlying each stock option grant based upon the executive officer’s and the Company’s performance, the executive officer’s role and responsibilities within the Company, the executive officer’s base salary and comparisons with comparable awards to individuals in similar positions in the industry.

Chief Executive Officer Compensation

The Compensation Committee determines the compensation (including bonus and option grants, if any) of the CEO using the same criteria as for the other executive officers.

Compensation Committee

John K. A. Prendergast (Chairman)

Daniel Vapnek

Hideki Nagao

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee operates under a written charter adopted by the Board of Directors (the “Board”) on September 28, 2004. A copy of the Audit Committee Charter was filed as Appendix A to its Proxy Statement for the 2005 Annual Meeting of Stockholders and is available at the Company’s web site at www.medicinova.com. The members of the Audit Committee are John K. A. Prendergast (Chairman), Daniel Vapnek and Hideki Nagao, each of whom meets the independence standards established by The Nasdaq Stock Market.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible in its report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements contained in the 2005 Annual Report on Form 10-K with the Company’s management and its independent registered public accounting firm. The Audit Committee met privately with the independent registered public accounting firm and discussed issues deemed significant by such firm, including those matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). In addition, the Audit Committee has received the written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees) and discussed with such firm its independence from the Company.

Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Audit Committee

John K. A. Prendergast (Chairman)

Daniel Vapnek

Hideki Nagao

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, our directors, executive officers and beneficial holders of more than 10% of our Common Stock are required to report their initial ownership of our Common Stock and any subsequent change in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to identify those persons who failed to timely file these reports. To our knowledge, based solely on a review of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were satisfied, except for the following: Dr. Gammans filed one late Form 4 reporting three transactions relating to stock option grants, Dr. Suzuki filed one late Form 4 reporting three transactions relating to stock option grants, Dr. Locke filed one late Form 4 reporting three transactions relating to stock option grants, and Mr. Asako filed one late Form 4 reporting three transactions relating to stock option grants.

CODE OF ETHICS

We have adopted a Code of Ethics for our Chief Executive Officer, President, Chief Financial Officer and key management employees (including other senior financial officers) who have been identified by the Board of Directors. We have also adopted a Code of Business Conduct that applies to all of our employees, consultants, representatives, officers and directors. A copy of the Code of Ethics is included as Exhibit 14.1 to our Annual Report on Form 10-K for the year ended December 31, 2005. Each of the Code of Ethics and Code of Business Conduct may be found on our website at www.medicinova.com. We will post (i) any waiver, if and when granted, to any provision of the Code of Ethics or Code of Business Conduct (for executive officers or directors) and (ii) any amendment to the Code of Ethics or Code of Business Conduct on our website.

PERFORMANCE GRAPH

The following graph illustrates a comparison of the total cumulative stockholder return on our Common Stock since February 8, 2005, which is the date our common stock first began trading on the Hercules market of the Osaka Securities Exchange to the Hercules Index. The graph assumes an initial investment of $100 on February 8, 2005. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our Common Stock.

	2/8/05	6/30/05	12/30/05
MediciNova, Inc.	$100	$59	$32
Hercules Index	$100	$124	$153

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Any stockholder of the Company may propose business to be brought before the Company’s 2007 Annual Meeting of stockholders. A stockholder proposal not included in the Company’s proxy statement for the 2006 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice in writing of the stockholder’s intent to propose such business and otherwise complies with the provisions of the Company’s bylaws. To be timely, the bylaws provide that the Company must have received the stockholder’s notice by that date in 2007 which is not earlier than 90 days nor more than 120 days in advance of the date this Proxy Statement was released to stockholders in connection with the Annual Meeting. However, if the date of the 2007 annual meeting of stockholders is changed by more than 30 days from the date contemplated at the time of this Proxy Statement, the Company’s Secretary must receive the stockholder’s notice not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 7th day following the day on which public announcement of the date of such meeting is first made.

PAYMENT OF COSTS

The expense of printing and mailing proxy materials and the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by proxy solicitors, directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to directors, officers or employees of the Company for such solicitation. We have hired Sumitomo Trust & Banking Co. and American Stock Transfer & Trust Company to act as our proxy agents for the Annual Meeting. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company’s Common Stock.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, and direct a written request to the Company at 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122, or contact the Company via telephone number (858) 373-1500. The Company will provide a separate copy of this Proxy Statement and the annual report to any stockholder at a shared address to which a single copy of the documents was delivered. Stockholders who currently receive multiple copies of the proxy statement and/or annual report at their address and would like to request “householding” of their communications should contact their broker.

Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

By order of the Board

Yuichi Iwaki, M.D., Ph.D.

April 14, 2006	Chairman and CEO

The Company’s 2005 Annual Report on Form 10-K is available without charge upon request. Any such request should be addressed to the Company at 4350 La Jolla Village Drive, Suite 950, San Diego, California 92122. The request must include a representation by the stockholder that as of March 6, 2006, the stockholder was entitled to vote at the Annual Meeting.

P R O X Y

MEDICINOVA, INC.

Annual Meeting of Stockholders, Thursday, May 4, 2006

This Proxy is Solicited on Behalf of the Board of Directors of

MEDICINOVA, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on Thursday, May 4, 2006 and the Proxy Statement and appoints Yuichi Iwaki the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of MEDICINOVA, INC. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2006 Annual Meeting of Stockholders of the Company to be held at The Northern Trust Tower, 4370 La Jolla Village Drive, Suite 210, San Diego, California 92122 on Thursday, May 4, 2006, at 2:00 p.m. Pacific Daylight Time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card. If no direction is provided, this Proxy will be voted as recommended by the Board of Directors. The Proxy is also authorized to vote upon all other matters as may properly come before the Annual Meeting, or any adjournment thereof, utilizing his own discretion as set forth in the Notice of Annual Meeting and Proxy Statement. We cannot assure that your shares will be voted unless you sign, date and return this Proxy so that it is received by 5:00 p.m., Japan Standard Time, on April 28, 2006.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE

SIDE

The Board of Directors recommends a vote IN FAVOR OF the director nominees listed below and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed below and IN FAVOR OF proposal Two.

1.	To elect two directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal.

Nominees:	01 Yuichi Iwaki 02 Daniel Vapnek	☐	FOR the nominees	☐	WITHHOLD AUTHORITY to vote for the nominees	☐	EXCEPTIONS

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space above.

2. To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006.	☐	FOR	☐	AGAINST	☐	ABSTAIN

3. In accordance with the discretion of the proxy holders, the proxy holders are authorized to vote upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

Please sign your name.

(Authorized Signature(s))

(Please Print Name of Stockholder(s))

Date:

Please Detach Here

You Must Detach This Portion of the Proxy Card

Ú    Before Returning it in the Enclosed Envelope    Ú